Exhibit 99.1

PriceSmart Announces Fourth Quarter and Fiscal Year Results of Operation

SAN DIEGO, CA (November 29, 2007) - PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the fourth quarter and fiscal year 2007 which ended on August 31, 2007.

For the fourth quarter of fiscal year 2007 net warehouse sales were $224.8 million, compared to $182.7 million in the fourth quarter of fiscal year 2006. Total revenue for the fourth quarter was $230.1 million, compared to $186.8 million in the prior year. The Company had 23 warehouse clubs in operation as of the end of fiscal year 2007 and fiscal year 2006.

Operating income in the fourth quarter of fiscal year 2007 was $2.1 million compared to operating income of $4.3 million in the fourth quarter of fiscal year 2006. Fourth quarter 2007 results included asset impairment and closure costs of $819,000 and a reserve for settlement of pending litigation of $5.5 million. Asset impairment and closure costs were $1.7 million in the fourth quarter of fiscal year 2006.

The Company recorded a net loss attributable to common stockholders for the fourth quarter of $2.9 million or ($0.10) per diluted share compared to net income of $3.4 million or $0.12 per diluted share in the fourth quarter of fiscal year 2006. The net loss in the current period included a previously disclosed non-cash charge of $2.6 million ($0.09 per diluted share) related to the write-down of the Company’s investment in PSMT Mexico. In the fourth quarter of fiscal year 2006, net income included $3.0 million of income, net of tax, primarily associated with the collection of a previously fully reserved loan from the Company’s former Philippine subsidiary.

Total revenue for fiscal 2007 increased 21.0% to $888.8 million from $734.7 million in fiscal year 2006 and net warehouse sales increased 20.8% to $869.1 million during that same period from $719.6 million in the prior year. For fiscal year 2007 the Company recorded operating income of $28.0 million and net income attributable to common stockholders of $12.9 million or $0.44 per diluted share. For fiscal year 2006 the Company recorded net income attributable to common stockholders of $11.9 million or $0.43 per diluted share.

The Company will file today its Annual Report on Form 10-K for the year ended August 31, 2007.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 24 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; three in Guatemala; two each in Dominican Republic, El Salvador, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003, 2004 and 2005, and may not be able to sustain the profitability it achieved in fiscal 2006 in future periods; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 13, 2006, as amended by Amendment No.1 on Form 10K/A filed on December 19, 2006. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2007	2006	2007	2006
Revenues:
Sales:
Net warehouse club	$224,765	$182,720	$869,102	$719,576
Export	560	43	1,016	63
Membership income	3,636	3,097	13,857	11,520
Other income	1,174	944	4,826	3,514

Total revenues	230,135	186,804	888,801	734,673

Operating expenses:
Cost of goods sold:
Net warehouse club	190,097	153,103	737,317	611,411
Export	530	63	962	86
Selling, general and administrative:
Warehouse club operations	23,735	21,228	88,029	78,784
General and administrative	7,225	6,388	27,094	24,079
Preopening expenses	117	13	373	349
Asset impairment and closure costs	819	1,662	1,550	1,834
Provision for settlement of pending litigation	5,500	—	5,500	—

Total operating expenses	228,023	182,457	860,825	716,543

Operating income	2,112	4,347	27,976	18,130
Other income (expense):
Interest income	390	611	1,628	1,959
Interest expense	(214)	(933)	(788)	(3,191)
Other expense, net	(195)	(105)	(317)	(151)

Total other (expense) income	(19)	(427)	523	(1,383)

Income from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	2,093	3,920	28,499	16,747
Provision for income taxes	(2,326)	(3,426)	(12,337)	(8,112)
Loss of unconsolidated affiliate	(2,621)	(41)	(2,903)	(97)
Minority interest	(139)	(93)	(476)	(354)

Income (loss) from continuing operations	(2,993)	360	12,783	8,184
Discontinued operations, net of tax	72	3,024	143	3,674

Net income (loss) attributable to common stockholders	$(2,921)	$3,384	$12,926	$11,858

Basic income (loss) per share:
Continuing operations	$(0.10)	$0.01	$0.44	$0.30
Discontinued operations, net of tax	$—	$0.11	$0.01	$0.13

Net income (loss) per share available to common stockholders	$(0.10)	$0.12	$0.45	$0.43

Diluted income (loss) per share:
Continuing operations	$(0.10)	$0.01	$0.44	$0.30
Discontinued operations, net of tax	$—	$0.11	$—	$0.13

Net income (loss) per share available to common stockholders	$(0.10)	$0.12	$0.44	$0.43

Shares used in per share computations:
Basic	28,679	28,406	28,534	27,332

Diluted	29,389	29,145	29,243	27,735

Cash dividends per share	—	—	$0.32	—

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	August 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$32,065	$39,995
Short-term restricted cash	8,046	7,651
Receivables, net of allowance for doubtful accounts of $3 and $191 in 2007 and 2006, respectively	2,705	3,599
Merchandise inventories	95,979	77,432
Prepaid expenses and other current assets	15,777	8,985
Assets of discontinued operations	1,380	1,594

Total current assets	155,952	139,256
Long-term restricted cash	477	531
Notes receivable	2,086	—
Property and equipment, net	179,985	162,029
Goodwill	31,652	31,870
Deferred tax assets	19,535	20,183
Other assets	3,732	1,903
Investment in unconsolidated affiliate	2,000	3,271

Total Assets	$395,419	$359,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$3,301	$158
Accounts payable	80,633	65,520
Accounts payable to unconsolidated affiliate	—	381
Accrued salaries and benefits	6,962	5,765
Deferred membership income	6,634	5,780
Income taxes payable	4,593	4,098
Accrued reserve for settlement of pending litigation	5,500	—
Other accrued expenses	18,564	15,194
Dividend payable	4,678	—
Long-term debt, current portion	1,411	5,417
Liabilities of discontinued operations	151	130

Total current liabilities	132,427	102,443
Deferred tax liability	1,474	1,101
Deferred rent	1,977	1,730
Accrued closure costs	3,072	3,226
Long-term debt, net of current portion	8,008	13,252

Total liabilities	146,958	121,752
Minority interest	3,145	2,672
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 29,815,435 and 29,404,457 shares issued and 29,339,211 and 28,966,294 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	369,848	364,132
Tax benefit from stock-based compensation	3,970	3,509
Accumulated other comprehensive loss	(12,343)	(13,883)
Accumulated deficit	(106,087)	(109,676)
Less: treasury stock at cost; 476,224 and 438,163 shares, respectively	(10,075)	(9,466)

Total stockholders’ equity	245,316	234,619

Total Liabilities and Stockholders’ Equity	$395,419	$359,043